Exhibit 99.1

Press Release

Clean Harbors Completes Private Offering of Senior Notes

Braintree, MA – July 1, 2004 – Clean Harbors, Inc. (“Clean Harbors”) (Nasdaq: CLHB), today announced the completion on June 30 of its previously announced refinancing of its debt outstanding through a private offering of senior notes. The refinancing was completed with proceeds from an institutional private placement and other financings in an aggregate principal amount of approximately $270 million, consisting of:

•	$30 million senior secured revolving credit facility maturing in 2009;

•	$90 million senior secured synthetic letter of credit facility maturing in 2009; and

•	$150 million 11-1/4% senior secured notes due 2012.

The Company used the net proceeds of the senior secured note offering, along with approximately $90 million of restricted cash, to retire its outstanding $100 million senior secured revolving credit facility maturing in 2005, its $106 million senior secured term loans maturing in 2005, its $40 million subordinated debt due in 2007, and its $100 million letter of credit facility. In addition, proceeds were used to redeem the Company’s $25 million Series C Convertible Preferred Stock. In connection with this redemption, the Company also issued warrants for 2.775 million shares of its common stock, exercisable at $8 per share.

The senior secured notes were offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, and outside the United States pursuant to Regulation S under the Securities Act of 1933. The senior secured notes that were offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the senior secured notes.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Completes Private Offering of Senior Notes

A variety of factors beyond the control of the Company affect the Company’s performance, including, but not limited to:

•	The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•	The effect of economic forces and competition in specific marketplaces where the Company competes;

•	The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•	The outcome of litigation or threatened litigation or regulatory actions;

•	The effect of commodity pricing on overall revenues and profitability;

•	The effects of the embedded derivative of the Company’s preferred stock on earnings per share;

•	Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

•	The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•	The effects of industry trends in the environmental services and waste handling marketplace;

•	The effects of conditions in the financial services industry on the availability of capital and financing;

•	The Company’s ability to successfully complete the integration of the CSD acquisition which became effective in September 2002 and to manage the significant environmental liabilities which it assumed in connection with that acquisition;

•	The availability and costs of liability insurance and financial assurances required by governmental entities relating to our facilities.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance. Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, in its entirety and specifically Item 7, for the fiscal year ended December 31, 2003, and its Form 10-Q for the quarter ended March 31, 2004.

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Completes Private Offering of Senior Notes

Contacts:

Mark Burgess	Tim Bonang
Executive Vice President of Administration	Account Executive
and Chief Financial Officer	Sharon Merrill Associates
Clean Harbors, Inc.	(617) 542-5300
781-849-1800	tbonang@investorrelations.com
InvestorRelations@cleanharbors.com

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com